TWO Reports First Quarter 2025 Financial Results
Positive Returns Across the Portfolio Drive Quarterly Results

NEW YORK, April 28, 2025 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2025.

Quarterly Summary
•Reported book value of $14.66 per common share, and declared a first quarter common stock dividend of $0.45 per share, representing a 4.4% quarterly economic return on book value.(1)
•Generated Comprehensive Income of $64.9 million, or $0.62 per weighted average basic common share.
•Settled $174.9 million in unpaid principal balance (UPB) of MSR through flow-sale acquisitions and recapture. Post quarter-end, committed to purchase $1.7 billion UPB of MSR through two bulk acquisitions.
•As of March 31, 2025, MSR portfolio had a weighted average gross coupon rate of 3.46% and a 60+ day delinquency rate of 0.85%, compared to 0.69% as of December 31, 2024. For the first quarter of 2025, MSR portfolio experienced a 3-month CPR of 4.2%, compared to 3.9% for the first quarter of 2024.
•Funded $28.9 million UPB in first lien loans and brokered $36.1 million UPB in second lien loans.

“We delivered a strong first quarter, with both our securities and MSR contributing to positive performance,” said Bill Greenberg, TWO’s President and Chief Executive Officer. “These results are a testament to our thoughtful and intentional portfolio construction with MSR at its core, which is designed to deliver attractive risk-adjusted returns across a variety of market environments. Moreover, our mortgage operating company, RoundPoint, provides additional benefits to our shareholders and allows us to impact our results through our own actions in ways that portfolios without operating platforms cannot. I’m very excited about the opportunities ahead for TWO.”

“Given the uncertain macroeconomic environment that we are currently in, we are focused on keeping our risk exposures low,” stated Nick Letica, TWO’s Chief Investment Officer. “You can see evidence of this in various dimensions across our portfolio at quarter-end, including lower notional mortgage exposure and lower spread exposure. We are also maintaining high levels of excess liquidity, even as the funding markets have remained liquid and well supported. But from dislocation, there is also opportunity. Agency RMBS spreads have widened in response to the pickup in volatility, increasing the levered returns available on that asset, while the low weighted average coupon rate of our MSR should continue to generate stable cashflows.”

________________
(1)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2025 and fourth quarter of 2024:

Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2025			Three Months Ended December 31, 2024
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income (Loss)	$64,931	$0.62	16.8%	$(1,620)	$(0.03)	(0.4)%
GAAP Net (Loss) Income	$(92,241)	$(0.89)	(23.8)%	$264,945	$2.54	70.6%
Earnings Available for Distribution(1)	$25,092	$0.24	6.5%	$21,181	$0.20	5.6%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(2)	13.5%			15.2%
Book value per common share at period end	$14.66			$14.47
Economic return on book value(3)	4.4%			—%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$40,465			$39,236
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	7.5%			7.4%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $6.5 million for the first quarter of 2025 and $1.6 million for the fourth quarter of 2024 and certain operating expenses of $106 thousand for the first quarter of 2025 and $39 thousand for the fourth quarter of 2024. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC.

Portfolio Summary
As of March 31, 2025, the company’s portfolio was comprised of $11.6 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2025 and December 31, 2024:

Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2025		As of December 31, 2024
	(unaudited)		(unaudited)
Agency RMBS	$8,627,708	74.4%	$7,376,965	71.1%
Mortgage servicing rights(1)	2,959,773	25.6%	2,994,271	28.9%
Other	3,613	—%	3,734	—%
Aggregate Portfolio	11,591,094		10,374,970
Net TBA position(2)	3,001,064		4,468,904
Total Portfolio	$14,592,158		$14,843,874
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of March 31, 2025	As of December 31, 2024
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.50	$101.17
Weighted average experienced three-month CPR	7.0%	7.5%
Gross weighted average coupon rate	6.1%	5.7%
Weighted average loan age (months)	28	36
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2025	As of December 31, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$196,773,345	$200,317,008
Gross coupon rate	3.5%	3.5%
Current loan size	$330	$331
Original FICO(2)	760	760
Original LTV	72%	72%
60+ day delinquencies	0.8%	0.9%
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024
	(unaudited)	(unaudited)
Fair value (losses) gains	$(36,221)	$82,520
Servicing income	$146,870	$157,475
Servicing costs	$3,302	$3,965
Change in servicing reserves	$(105)	$610
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2025	As of December 31, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$3,070,552	$4,497,800
Futures notional	$(2,930,590)	$(3,973,400)
Interest rate swaps notional	$14,755,568	$16,594,467
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, warehouse facilities and convertible senior notes as of March 31, 2025 and December 31, 2024:

March 31, 2025	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,970,830	4.50%	2.23	18
Repurchase agreements collateralized by MSR	770,000	7.38%	13.88	3
Total repurchase agreements	9,740,830	4.73%	3.16	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	933,171	7.45%	15.91	3
Warehouse facilities collateralized by mortgage loans	7,971	6.36%	2.50	1
Unsecured convertible senior notes	260,591	6.25%	9.53	n/a
Total borrowings	$10,942,563

December 31, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,050,057	4.90%	1.60	18
Repurchase agreements collateralized by MSR	755,000	7.44%	17.10	3
Total repurchase agreements	7,805,057	5.15%	3.10	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,020,171	7.56%	18.84	3
Warehouse facilities collateralized by mortgage loans	2,032	6.64%	2.86	1
Unsecured convertible senior notes	260,229	6.25%	12.49	n/a
Total borrowings	$9,087,489

Borrowings by Collateral Type	As of March 31, 2025		As of December 31, 2024
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$8,970,635		$7,049,850
Mortgage servicing rights and related servicing advance obligations	1,703,171		1,775,171
Other - secured	8,166		2,239
Other - unsecured(1)	260,591		260,229
Total	10,942,563		9,087,489
TBA cost basis	3,001,672		4,493,055
Net payable (receivable) for unsettled RMBS	(643,896)		269,370
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,300,339		$13,849,914

Debt-to-equity ratio at period-end(2)	5.1	:1.0	4.3	:1.0
Economic debt-to-equity ratio at period-end(3)	6.2	:1.0	6.5	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended March 31, 2025		Three Months Ended December 31, 2024
	(unaudited)		(unaudited)
Agency RMBS	4.62%		5.14%
Mortgage servicing rights and related servicing advance obligations(5)	7.81%		8.34%
Other - secured	6.93%		8.13%
Other - unsecured(1)(5)	6.84%		6.93%
Annualized cost of financing	5.27%		5.79%
Interest rate swaps(6)	(0.18)%		(0.34)%
U.S. Treasury futures(7)	(0.04)%		(0.17)%
TBAs(8)	2.89%		3.67%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	4.49%		4.58%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
TWO will host a conference call on April 29, 2025 at 9:00 a.m. ET to discuss its first quarter 2025 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218 approximately 10 minutes prior to the above start time and provide the Conference Code 5182687. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

About TWO
Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business, including the risks associated with operating a mortgage loan servicer and originator; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of TWO and other interested persons may find additional information regarding the company at www.twoinv.com, at the Securities and Exchange Commission’s internet site at www.sec.gov or by directing requests to: TWO, Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, TWO, (612)-453-4080, Margaret.Karr@twoinv.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,773,987 and $7,697,027, respectively; allowance for credit losses $2,680 and $2,866, respectively)	$8,606,870	$7,371,711
Mortgage servicing rights, at fair value	2,959,773	2,994,271
Mortgage loans held-for-sale	8,406	2,334
Cash and cash equivalents	573,882	504,613
Restricted cash	123,843	313,028
Accrued interest receivable	39,277	33,331
Due from counterparties	920,391	386,464
Derivative assets, at fair value	27,550	10,114
Reverse repurchase agreements	227,818	355,975
Other assets	195,503	232,478
Total Assets	$13,683,313	$12,204,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$9,740,830	$7,805,057
Revolving credit facilities	933,171	1,020,171
Warehouse facilities	7,971	2,032
Convertible senior notes	260,591	260,229
Derivative liabilities, at fair value	3,097	24,897
Due to counterparties	289,457	648,643
Dividends payable	60,402	58,725
Accrued interest payable	75,354	85,994
Other liabilities	165,651	176,062
Total Liabilities	11,536,524	10,081,810
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 shares issued and outstanding ($621,770 liquidation preference)	601,467	601,467
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 104,025,096 and 103,680,321 shares issued and outstanding, respectively	1,040	1,037
Additional paid-in capital	5,943,211	5,936,609
Accumulated other comprehensive loss	(163,352)	(320,524)
Cumulative earnings	1,569,730	1,648,785
Cumulative distributions to stockholders	(5,805,307)	(5,744,865)
Total Stockholders’ Equity	2,146,789	2,122,509
Total Liabilities and Stockholders’ Equity	$13,683,313	$12,204,319

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended
	March 31,
	2025	2024
	(unaudited)
Net interest income (expense):
Interest income	$111,382	$117,783
Interest expense	131,714	160,000
Net interest expense	(20,332)	(42,217)
Net servicing income:
Servicing income	156,859	166,333
Servicing costs	3,197	7,119
Net servicing income	153,662	159,214
Other (loss) income:
Loss on investment securities	(32,729)	(10,975)
(Loss) gain on servicing asset	(36,221)	11,012
(Loss) gain on interest rate swap and swaption agreements	(98,788)	98,510
Gain on other derivative instruments	1,448	47,599
Gain (loss) on mortgage loans held-for-sale	669	(3)
Other income	761	—
Total other (loss) income	(164,860)	146,143
Expenses:
Compensation and benefits	26,589	26,529
Other operating expenses	20,505	21,052
Total expenses	47,094	47,581
(Loss) income before income taxes	(78,624)	215,559
Provision for income taxes	431	11,971
Net (loss) income	(79,055)	203,588
Dividends on preferred stock	(13,186)	(11,784)
Gain on repurchase and retirement of preferred stock	—	644
Net (loss) income attributable to common stockholders	$(92,241)	$192,448
Basic (loss) earnings per weighted average common share	$(0.89)	$1.85
Diluted (loss) earnings per weighted average common share	$(0.89)	$1.73
Comprehensive income:
Net (loss) income	$(79,055)	$203,588
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	157,172	(103,078)
Other comprehensive income (loss)	157,172	(103,078)
Comprehensive income	78,117	100,510
Dividends on preferred stock	(13,186)	(11,784)
Gain on repurchase and retirement of preferred stock	—	644
Comprehensive income attributable to common stockholders	$64,931	$89,370

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2025	2024
	(unaudited)
Interest income:
Available-for-sale securities	$100,418	$100,605
Mortgage loans held-for-sale	53	1
Other	10,911	17,177
Total interest income	111,382	117,783
Interest expense:
Repurchase agreements	107,078	118,716
Revolving credit facilities	20,126	30,247
Warehouse facilities	55	—
Term notes payable	—	6,418
Convertible senior notes	4,455	4,619
Total interest expense	131,714	160,000
Net interest expense	$(20,332)	$(42,217)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2025	December 31, 2024
	(unaudited)	(unaudited)
Reconciliation of comprehensive income (loss) to Earnings Available for Distribution:
Comprehensive income (loss) attributable to common stockholders	$64,931	$(1,620)
Adjustment for other comprehensive (income) loss attributable to common stockholders:
Unrealized (gain) loss on available-for-sale securities	(157,172)	266,565
Net (loss) income attributable to common stockholders	$(92,241)	$264,945
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	33,661	7,001
Unrealized (gain) loss on securities	(1,026)	725
Provision for credit losses	94	283
Realized and unrealized loss (gain) on mortgage servicing rights	36,221	(82,520)
Realized gain on termination or expiration of interest rate swaps and swaptions	(26,587)	(66,033)
Unrealized loss (gain) on interest rate swaps and swaptions	131,350	(121,421)
Realized and unrealized (gain) loss on other derivative instruments	(1,329)	55,241
Other realized and unrealized gains	—	(46)
Other adjustments:
MSR amortization(1)	(70,303)	(80,476)
TBA dollar roll income (losses)(2)	8,178	4,195
U.S. Treasury futures income(3)	1,272	6,133
Change in servicing reserves	(105)	610
Non-cash equity compensation expense	6,523	1,610
Certain operating expenses(4)	106	39
Net (benefit from) provision for income taxes on non-EAD	(722)	30,895
Earnings available for distribution to common stockholders(5)	$25,092	$21,181
Weighted average basic common shares	103,976,437	103,656,321
Earnings available for distribution to common stockholders per weighted average basic common share	$0.24	$0.20
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

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First Quarter 2025 Financial Highlights

Book Value per Share **$14.66**	Common Stock Dividend **$0.45**	Economic Return on Book Value(1) **4.4%**
Comprehensive Income per Share **$0.62**	Investment Portfolio(2) **$14.6b**	Quarter-End Economic Debt-to-Equity(3) **6.2x**

1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
2. Includes $10.4 billion in settled positions and $4.4 billion net TBA position, which represents the bond equivalent value of the company's TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
3. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.